Exhibit 99.1

DISCOVER        [LOGO OMITTED]                          PULSE  [LOGO OMITTED]
FINANCIAL SERVICES

FOR IMMEDIATE RELEASE
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CONTACT:
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Beth Metzler
Discover Financial Services
224-405-2209

Cindy Ballard
PULSE EFT Association
832-214-0104

                      PULSE EFT ASSOCIATION TO MERGE WITH
                          DISCOVER FINANCIAL SERVICES

New Combination of PULSE(R) and Discover(R) Networks Will Offer Full Range of
    Payment Products and Services to Financial Institutions, Merchants and
                                  Consumers

RIVERWOODS, Illinois and HOUSTON, Texas- November 15, 2004 - Discover Financial Services, a business unit of Morgan Stanley (NYSE:MWD), and PULSE EFT Association (PULSE) jointly announced today the signing of a definitive merger agreement. Discover Financial Services will acquire PULSE for an aggregate purchase price of approximately $311 million and other strategic value. The merger agreement, which is subject to regulatory and PULSE member approval, is expected to close in approximately 60 days.

"We believe the combination of the PULSE(R) and Discover(R) networks will create a leading electronic payments company offering a full range of products and services that will represent an attractive choice for financial institutions, merchants and consumers," said David W. Nelms, Chairman and Chief Executive Officer of Discover Financial Services. "Together, we intend to be a robust competitor in the important and rapidly growing debit market."

"This strategic partnership will join the forces of PULSE and its 4,100 member banks, credit unions and savings institutions with Discover Network and its more than 4 million merchant and cash access locations," Nelms said. "The combined entity will provide financial institutions of every size and type with a full-service debit platform and a complete product set, including credit, signature debit, PIN debit, gift card, stored value card and ATM services."

In a rapidly changing environment, PULSE's Board has elected to team with a company that has a suite of products and resources that will enable us to continue our growth and success," said Stan Paur, PULSE President and Chief Executive Officer. "We believe that PULSE's experience in debit, combined with Discover's signature capabilities, will create a highly appealing alternative for small to large institutions across the country."


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Both Discover Financial Services and PULSE believe that the merged entity will create advantages and opportunities for financial institutions, merchants and consumers.

      o Financial institutions will find that Discover's signature network complements PULSE's PIN network, and that the Discover Network's positive merchant relationships can be leveraged to expand both networks.
      o Merchants will benefit from the combination of two networks with a history of efficiency, low cost and strong partner relationships.
      o Consumers will benefit from more competition and a wider range of choices in the debit market.

"The PULSE Board, representing a cross section of small to large banks, credit unions and savings institutions, believes all PULSE members will benefit in a variety of ways from this transaction," Paur said. "In addition, financial institutions will continue to have a voice through their participation in a newly created oversight committee."

PULSE will become a business unit of Discover Financial Services with both companies planning a seamless transition. PULSE will retain its brand, pricing and operating platform as well as its management team, staff and Houston headquarters.

About Discover Financial Services
Discover Financial Services, a business unit of Morgan Stanley (NYSE:MWD), operates the Discover Card and the Discover Network for its more than 50 million Cardmembers. The Discover Network is the largest proprietary credit card network in the United States with more than 4 million merchant and cash access locations. For more information, visit www.discovercard.com or www.discovernetwork.com.

About PULSE
PULSE is one of the nation's fastest growing ATM/debit networks currently serving more than 4,100 banks, credit unions and savings institutions across the country. The network links an estimated 90 million cardholders with more than 250,000 ATMs and 3.3 million POS terminals at retail locations nationwide. In recent years, PULSE has become known as a valued resource for consumer research related to EFT services and an effective national voice on public policy issues relevant to the financial services industry. For more information, visit www.pulse-eft.com.

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Howard Frazier Barker Elliot, Inc. acted as financial advisor to PULSE in the transaction.

Morgan Stanley acted as financial advisor to Discover Financial Services in the transaction.

Forward-Looking Statements

This release contains forward-looking statements about Discover Financial Services. These statements reflect management's beliefs and expectations, and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include: whether or not the conditions to the completion of the transaction are satisfied, the possibility that the transaction will not close, risks associated with business combinations, the level and volatility of interest rates, the availability and cost of capital, the actions of current and potential competitors in the payments market, the actions of actual and potential customers, including financial institutions, merchants and consumers, the continued employment of key personnel, government regulation, competition and risks and uncertainties that may affect the future results of Discover Financial Services discussed in "Forward-Looking Statements" immediately preceding Part I, Item 1, "Certain Factors Affecting Results of Operations" in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 and "Competition" and "Regulation" in Part I, Item 1 of Morgan Stanley's 2003 Annual Report on Form 10-K/A and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in Morgan Stanley's Quarterly Reports on Form 10-Q for fiscal 2004.


Additional Information and Where to Find It

PULSE intends to deliver to its members a proxy statement in connection with the proposed transaction. PULSE members are urged to read the proxy statement when it becomes available because it will contain important information about PULSE and the transaction. PULSE members may obtain free copies of the proxy statement and other relevant documents by writing to PULSE, 1301 McKinney, Suite 2500, Houston, Texas 77010, ATTENTION: Proxy Statements.

PULSE and its directors, officers, certain other members of management and employees may be deemed to be participants in soliciting proxies from PULSE's members in favor of the proposed acquisition. Information regarding the persons who may be considered to be participants in the solicitation of proxies from PULSE's voting members in connection with the proposed transaction, as well as any interests that any of these persons may have in the proposed transaction, will be set forth in PULSE's proxy statement when it becomes available.